Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Northern States Power Company of our report dated February 1, 1999 relating to the consolidated financial statements, which appears in Northern States Power Company’s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us in Item 5 of this Registration Statement on Form S-8.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
November 19, 1999